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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Telephone and Data Systems, Inc. of our report dated January 29, 1997 (except with respect to the matter discussed in Note 16, as to which the date is February 4, 1997), on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries incorporated by reference in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1996 and to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 29, 1997 (except with respect to the matter discussed in Note 16, as to which the date is February 4, 1997), on the financial statement schedules of Telephone and Data Systems, Inc., included in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1996. We also consent to all references to our Firm included in this Form S-3 Registration Statement.

            [SIG]

ARTHUR ANDERSEN LLP

Chicago, Illinois
October 17, 1997